Exhibit 10.5

GFL ENVIRONMENTAL INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

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Section 7.5	Reorganization of the Company	17
Section 7.6	Governing Laws	17
Section 7.7	Successors and Assigns	17
Section 7.8	Severability	17
Section 7.9	No liability	17
Section 7.10	Effective Date of the Plan	17

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GFL ENVIRONMENTAL INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

GFL Environmental Inc. (“GFL” or the “Company”) hereby establishes an Omnibus Long-Term Incentive Plan for certain qualified officers, employees and Consultants (as defined herein), providing ongoing services to the Company and/or its Subsidiaries (as defined herein) that can have a significant impact on the Company’s long-term results.

ARTICLE 1—DEFINITIONS

Section 1.1                                               Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Affiliates” has the meaning given to this term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time;

“Associate”, where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Award Agreement” means, individually or collectively, the Option Agreement, RSU Agreement, PSU Agreement and/or the Employment Agreement, as the context requires;

“Awards” means Options, RSUs and PSUs granted to a Participant pursuant to the terms of the Plan;

“Black-Out Period” means the period of time when, pursuant to any policies or determinations of the Company or applicable law, securities of the Company may not be traded by Insiders or other specified persons;

“Board” means the board of directors of the Company as constituted from time to time;

“Broker” has the meaning ascribed thereto in Section 7.4(2) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario, Canada for the transaction of banking business;

“Cancellation” has the meaning ascribed thereto in Section 2.4(1) hereof;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested Share Units in the Participant’s Account, net of any applicable taxes in accordance with Section 7.4, on the Share Unit Settlement Date;

“Change of Control” means unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)                                 any transaction (other than a transaction described in clause (b) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Company representing 50% or more of the aggregate voting power of all of the Company’s then issued and outstanding securities entitled to vote in the election of directors of the Company, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Company under any of the Company’s equity incentive plans.

(b)                                 there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)                                  (A) the sale, lease, exchange, license or other disposition of all or substantially all of the Company’s assets to a person other than a person that was an Affiliate of the Company at the time of such sale, lease, exchange, license or other disposition or (B) a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, exchange, license or other disposition;

(d)                                 the passing of a resolution by the Board or shareholders of the Company to substantially liquidate the assets of the Company or wind up the Company’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Company in circumstances where the business of the Company is continued and the shareholdings remain substantially the same following the re-arrangement);

(e)                                  individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason, other than pursuant to the Company’s investor rights agreements, to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(f)                                   any other matter determined by the Board to be a Change of Control.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder;

“Company” means GFL Environmental Inc., a Company existing under the Business Corporations Act (Ontario);

“Consultant” means a Person (including an individual whose services are contracted for through another Person) with whom the Company or a Subsidiary has a written contract for services for an initial, renewable or extended period of twelve months or more;

“Dividend Share Units” has the meaning ascribed thereto in Section 5.2 hereof;

“Eligible Participants” has the meaning ascribed thereto in Section 2.3(1) hereof;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Company or a Subsidiary and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise or settle a particular Award, if applicable;

“Exercise Price” has the meaning ascribed thereto in Section 3.3 hereof;

“Expiry Date” has the meaning ascribed thereto in Section 3.4 hereof;

“Insider” means a “reporting insider” of the Company as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions and the TSX Company Manual in respect of the rules governing security-based compensation arrangements, as amended from time to time;

“Market Value” means at any date when the market value of Shares of the Company is to be determined, the closing price of the Shares on the trading day prior to such date on the TSX, or any other stock exchange as selected by the Board for these purposes, or if the Shares of the Company are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code or Canadian tax law;

“Option” means an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, but subject to the provisions hereof;

“Option Agreement” means a written notice from the Company to a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form as the Board may approve from time to time;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Participant’s Account” means an account maintained to reflect each Participant’s participation in RSUs and/or PSUs under the Plan;

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance, the financial performance of the Company and/or of its Subsidiaries and/or achievement of corporate goals and strategic initiatives, and that may be used to determine the vesting of the Awards, when applicable;

“Performance Period” means the period determined by the Board pursuant to Section 4.3 hereof;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Long-Term Incentive Plan, as amended and restated from time to time;

“PSU” means a right awarded to a Participant to receive a payment in the form of Shares (or the Cash Equivalent) as provided in Article 4 hereof and subject to the terms and conditions of the Plan;

“PSU Agreement” means a written notice from the Company to a Participant evidencing the grant of PSUs and the terms and conditions thereof, substantially in the form as the Board may approve from time to time;

“RSU” means a restricted share unit awarded to a Participant to receive a payment in the form of Shares (or the Cash Equivalent) as provided in Article 4 hereof and subject to the terms and conditions of the Plan;

“RSU Agreement” means a written notice from the Company to a Participant evidencing the grant of RSUs and the terms and conditions thereof, in the form as the Board may approve from time to time;

“Share Compensation Arrangement” means a stock option, stock option plan, deferred share unit plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more directors, officers, employees or Consultants of the Company or a Subsidiary. For greater certainty, a “Share Compensation Arrangement” does not include a security based compensation arrangement used as an inducement to person(s) or company(ies) not previously employed by and not previously an Insider of the Company;

“Shares” means the subordinate voting shares in the capital of the Company;

“Share Unit” means a RSU and/or PSU, as the context requires;

“Share Unit Settlement Notice” means a notice by a Participant to the Company electing the desired form of settlement of vested RSUs or PSUs;

“Share Unit Vesting Determination Date” has the meaning described thereto in Section 4.4 hereof;

“Subsidiary” means a company, partnership or other body corporate that is controlled, directly or indirectly, by the Company;

“Surrender” has the meaning ascribed thereto in Section 3.7(3);

“Surrender Notice” has the meaning ascribed thereto in Section 3.7(3);

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, lien, charge, pledge, encumbrance, grant of security interest or any arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing and “transferred”, “transferring” and similar variations have corresponding meanings.

“TSX” means the Toronto Stock Exchange; and

“U.S. Participant” means any Participant who is a United States citizen or United States resident alien as defined for purposes of Section 7701(b)(1)(A) of the Code or for whom an Award is otherwise subject to taxation under the Code.

ARTICLE 2—PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1                                               Purpose of the Plan.

The purpose of the Plan is to advance the interests of the Company by: (i) providing Eligible Participants with additional incentives; (ii) encouraging share ownership by such Eligible Participants; (iii) increasing the proprietary interest of Eligible Participants in the success of the Company; (iv) promoting growth and profitability of the Company; (v) encouraging Eligible Participants to take into account long-term corporate performance; (vi) rewarding Eligible Participants for sustained contributions to the Company and/or significant performance achievements of the Company; and (vii) enhancing the Company’s ability to attract, retain and motivate Eligible Participants.

Section 2.2                                               Implementation and Administration of the Plan.

(1)                                 The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by the Company’s Nomination, Governance and Compensation Committee or an equivalent compensation committee of the Board (the “NGC Committee”). If the NGC Committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the NGC Committee, except as may otherwise be determined by the Board.

(2)                                 Subject to the terms and conditions set forth in the Plan, the Board shall have the sole and absolute discretion to: (i) designate Participants; (ii) determine the type, size, and terms, and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property, or other amounts payable with respect to an Award may be deferred either automatically or at the Participant’s or the Board’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Board shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery, or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan or to comply with any applicable law.

(3)                                 No member of the Board will be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan, any Award Agreement or other document or any Awards granted pursuant to the Plan.

(4)                                 The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Board determines.

(5)                                 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing any Award granted pursuant to the Plan shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

Section 2.3                                               Eligible Participants.

(1)                                 The Persons who shall be eligible to receive options, RSUs and PSUs shall be the officers, employees or Consultants of, or to, the Company or a Subsidiary, providing ongoing services to the Company and/or its Subsidiaries (collectively, “Eligible Participants”).

(2)                                 Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship, employment or appointment with the Company or a Subsidiary.

(3)                                 Notwithstanding any express or implied term of the Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or appointment by the Company or a Subsidiary.

Section 2.4                                               Shares Subject to the Plan.

(1)                                 Subject to adjustment pursuant to provisions of Article 6 hereof, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan or pursuant to awards under any other proposed or established Share Compensation Arrangement shall not exceed ten percent (10%) of the total issued and outstanding Shares and multiple voting shares in the capital of the Company from time to time or such other number as may be approved by applicable stock exchange(s) and the shareholders of the Company from time to time. For the purposes of this Section 2.4(1), in the event that the Company cancels or purchases to cancel any of its issued and outstanding Shares (“Cancellation”) and as a result of such Cancellation, the Company exceeds the limit set out in this Section 2.4(1), no approval of the Company’s shareholders will be required for the issuance of Shares on the exercise of any Options which were granted prior to such Cancellation.

(2)                                 For greater certainty, any issuance from treasury by the Company that is or was issued in reliance upon an exemption under applicable stock exchange rules applicable to security based compensation arrangements used as an inducement to person(s) or company(ies) not previously employed by and not previously an Insider of the Company shall not be included in determining the maximum Shares reserved and available for grant and issuance under Section 2.4(1).

(3)                                 Shares in respect of which an Award is exercised, granted under the Plan (or any other Share Compensation Arrangement) but not exercised prior to the termination of such Award, not vested or settled prior to the termination of such Award due to the expiration, termination, cancellation or lapse of such Award, or settled in cash in lieu of settlement in Shares, shall, in each case, be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued from treasury pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

Section 2.5                                               Participation Limits.

(1)                                 Subject to adjustment pursuant to provisions of Article 6 hereof, the aggregate number of Shares (i) issued to Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any one-year period and (ii) issuable to Insiders at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the total issued and outstanding Shares and multiple voting shares in the capital of the Company from time to time. Any Awards granted pursuant to the Plan, prior to the Participant becoming an Insider, shall be excluded for the purposes of the limits set out in this Section 2.5(1).

ARTICLE 3—OPTIONS

Section 3.1                                               Nature of Options.

An Option is an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, subject to the provisions hereof.

Section 3.2                                               Option Awards.

(1)                                 The Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) determine the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Exercise Price”), (iv) determine the relevant vesting provisions (including Performance Criteria, if applicable) and (v) determine the Expiry Date, the whole subject to the terms and conditions prescribed in the Plan, in any Option Agreement and any applicable rules of the TSX and any other stock exchange on which the Shares are listed or posted for trading.

(2)                                 All Options granted herein shall vest in accordance with the terms of the Option Agreement entered into in respect of such Options.

Section 3.3                                               Exercise Price.

The Exercise Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

Section 3.4                                               Expiry Date; Blackout Period.

Subject to Section 6.2, each Option must be exercised no later than ten (10) years after the date the Option is granted or such shorter period as set out in the Participant’s Option Agreement, at which time such Option will expire (the “Expiry Date”). Notwithstanding any other provision of the Plan, each Option that would expire during or within ten (10) Business Days immediately following a Black-Out Period shall expire on the date that is ten (10) Business Days immediately following the expiration of the Black-Out Period. Where an Option will expire on a date that falls immediately after a Black-Out Period, and for greater certainty, not later than ten (10) Business Days after the Black-Out Period, then the date such Option will expire will be automatically extended by such number of days equal to ten (10) Business Days less the number of Business Days after the Black-Out Period that the Option expires.

Section 3.5                                   Option Agreement.

Each Option must be confirmed by an Option Agreement that sets forth the terms, conditions and limitations for each Option and may include, without limitation, the applicable vesting and terms of the Options and the provisions applicable in the event employment or service terminates, and shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 3.6                                               Exercise of Options.

(1)                                 Subject to the provisions of the Plan, a Participant shall be entitled to exercise an Option granted to such Participant, subject to vesting limitations which may be imposed by the Board at the time such Option is granted and set out in the Option Agreement.

(2)                                 Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board may determine in its sole discretion.

(3)                                 No fractional Shares will be issued upon the exercise of Options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of an Option, or from an adjustment pursuant to Section 6.1, such Participant will only have the right to acquire the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 3.7                                               Method of Exercise and Payment of Purchase Price.

(1)                                 Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.6 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering an exercise notice substantially in the form appended to the Option Agreement (an

“Exercise Notice”) to the Company in the form and manner determined by the Board from time to time, together with a bank draft, certified cheque or other form of payment acceptable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and any applicable tax withholdings.

(2)                                 Pursuant to the Exercise Notice and subject to the approval of the Board, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker (the “Broker”) in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice and any applicable tax withholdings. Pursuant to the Exercise Notice, the Participant may authorize the broker to sell Shares on the open market by means of a short sale and forward the proceeds of such short sale to the Company to satisfy the Exercise Price and any applicable tax withholdings, promptly following which the Company shall issue the Shares underlying the number of Options as provided for in the Exercise Notice.

(3)                                 In addition, in lieu of exercising any vested Option in the manner described in this Section 3.7(1) or Section 3.7(2), and pursuant to the terms of this Section 3.7(3), a Participant may, by surrendering an Option (“Surrender”) with a properly endorsed notice of Surrender to the Corporate Secretary of the Company, substantially in the form appended to the Option Agreement (a “Surrender Notice”), elect to receive that number of Shares calculated using the following formula, subject to acceptance of such Surrender Notice by the Board and provided that arrangements satisfactory to the Company have been made to pay any applicable withholding taxes:

X = (Y * (A-B)) / A

Where:

X = the number of Shares to be issued to the Participant upon exercising such Options; provided that if the foregoing calculation results in a negative number, then no Shares shall be issued

Y = the number of Shares underlying the Options to be Surrendered

A = the Market Value of the Shares as at the date of the Surrender

B = the Exercise Price of such Options

(4)                                 No share certificates shall be issued and no person shall be registered in the share register of the Company as the holder of Shares until actual receipt by the Company of an Exercise Notice and payment for the Shares to be purchased.

(5)                                 Upon the exercise of an Option pursuant to Section 3.7(1) or Section 3.7(3), the Company shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to deliver to the Participant (or as the Participant may otherwise direct) such number of Shares as the Participant shall have then paid for and as are specified in such Exercise Notice.

ARTICLE 4—SHARE UNITS

Section 4.1                                               Nature of Share Units.

A Share Unit is an Award entitling the recipient to acquire Shares, at such purchase price (which may be zero) as determined by the Board, subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 4.2                                               Share Unit Awards.

(1)                                 Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs and/or PSUs under the Plan, (ii) fix the number of RSUs and/or PSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs and/or PSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including, in the case of PSUs, the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs and/or PSUs, the whole subject to the terms and conditions prescribed in the Plan and in any RSU Agreement or PSU Agreement, as applicable.

(2)                                 Each RSU must be confirmed by an RSU Agreement that sets forth the terms, conditions and limitations for each RSU and may include, without limitation, the vesting and terms of the RSUs and the provisions applicable in the event employment or service terminates, and shall contain such terms that may be considered necessary in order that the RSUs will comply with any provisions respecting RSUs in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

(3)                                 Each PSU must be confirmed by a PSU Agreement that sets forth the terms, conditions and limitations for each PSU and may include, without limitation, the applicable Performance Period and Performance Criteria, vesting and terms of the RSUs and the provisions applicable in the event employment or service terminates, and shall contain such terms that may be considered necessary in order that the RSUs will comply with any provisions respecting RSUs in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

(4)                                 Any RSUs or PSUs that are awarded to an Eligible Participant who is a resident of Canada or employed in Canada (each for purposes of the Tax Act) shall be structured so as to be considered to be a plan described in section 7 of the Tax Act or in such other manner to ensure that such award is not a “salary deferral arrangement” as defined in the Tax Act (or any successor to such provisions).

(5)                                 Subject to the vesting and other conditions and provisions set forth herein and in the RSU Agreement and/or PSU Agreement, the Board shall determine whether each RSU and/or PSU awarded to a Participant shall entitle the Participant: (i) to receive one Share; (ii) to receive the Cash Equivalent of one Share; or (iii) to elect to receive either one Share, the Cash Equivalent of one Share or a combination of cash and Shares.

(6)                                 The applicable settlement period in respect of a particular Share Unit shall be determined by the Board. Except as otherwise provided in the Award Agreement or any other provision of the Plan, all vested RSUs and PSUs shall be settled as soon as practicable following the Share Unit Vesting Determination Date but in all cases prior to (i) three (3) years following the date of grant of Share Unit, if such Share Unit are settled by payment of Cash Equivalent or through purchases by the Company on the Participant’s behalf on the open market, or (ii) ten (10) years following the date of grant of Share Unit, if such Share Unit are settled by issuance of Shares from treasury. Following the receipt of such settlement, the PSUs and RSUs so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

Section 4.3                                               Performance Criteria and Performance Period Applicable to PSU Awards.

For each award of PSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the PSUs held by such Participant (the “Performance Period”).

Section 4.4                                               Share Unit Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU and/or PSU have been met (the “Share Unit Vesting Determination Date”), and as a result, establishes the number of RSUs and/or PSUs that become vested, if any.

ARTICLE 5—GENERAL CONDITIONS

Section 5.1                                               General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)                                 Employment. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Company to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(2)                                 Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such person’s name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such person’s name on the share register for the Shares.

(3)                                 Conformity to Plan. In the event that an Award is granted or an Award Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(4)                                 Non-Transferability. Except as set forth herein, Awards are not transferable. Awards may be exercised only by:

(a)                                 the Participant to whom the Awards were granted;

(b)                                 with the Board’s prior written approval and subject to such conditions as the Board may stipulate, such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(c)                                  upon the Participant’s death, by the legal representative of the Participant’s estate; or

(d)                                 upon the Participant’s incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Company of entitlement to exercise any Award. A person exercising an Award may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 5.2                                               Dividend Share Units.

When dividends (other than stock dividends) are paid on Shares, Participants shall receive additional RSUs and/or PSUs, as applicable (“Dividend Share Units”) as of the dividend payment date. The number of Dividend Share Units to be granted to the Participant shall be determined by multiplying the aggregate number of RSUs and/or PSUs, as applicable, held by the Participant on the relevant record date by the amount of the dividend paid by the Company on each Share, and dividing the result by the Market Value on the dividend payment date, which Dividend Share Units shall be in the form of RSUs and/or PSUs, as applicable. Dividend Share Units granted to a Participant in accordance with this Section 5.2 shall be subject to the same vesting conditions applicable to the related RSUs and/or PSUs in accordance with the respective Award Agreement.

Section 5.3                                               Unfunded Plan.

Unless otherwise determined by the Board, the Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Company.

ARTICLE 6—ADJUSTMENTS AND AMENDMENTS

Section 6.1                                               Adjustment to Shares Subject to Outstanding Awards.

(1)                                 In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other change in the Shares, the Board will make such proportionate adjustments, if any, as the Board in its discretion, subject to regulatory approval, may deem appropriate to reflect such change (for the purpose of preserving the value of the Awards), with respect to (i) the number or kind of Shares or other securities reserved for issuance pursuant to the Plan; and (ii) the number or kind of

Shares or other securities subject to unexercised Awards previously granted and the exercise price of those Awards provided, however, that no substitution or adjustment will obligate the Company to issue or sell fractional Shares. The existence of any Awards does not affect in any way the right or power of the Company or an Affiliate or any of their respective shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the capital structure or the business of, or any amalgamation, merger or consolidation involving, to create or issue any bonds, debentures, shares or other securities of, or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of or any sale or transfer of all or any part of the assets or the business of, or to effect any other corporate act or proceeding relating to, whether of a similar character or otherwise, the Company or such Affiliate, whether or not any such action would have an adverse effect on the Plan or any Award granted hereunder.

Section 6.2                                   Amendment or Discontinuance of the Plan.

(1)                                 The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Award granted under the Plan and any agreement relating thereto, provided that such suspension, termination, amendment, or revision shall:

(a)                                 not adversely alter or impair any Award previously granted except as permitted by the terms of the Plan or upon the consent of the applicable Participant(s); and

(b)                                 be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Company and of the TSX and any other stock exchange on which the Shares are listed or posted for trading.

(2)                                 If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights awarded or granted under the Plan remain outstanding and, notwithstanding the termination of the Plan, the Board will have the ability to make such amendments to the Plan or the Awards as they would have been entitled to make if the Plan were still in effect.

(3)                                 Subject to Section 6.2(4), the Board may from time to time, in its discretion and without the approval of shareholders, make changes to the Plan or any Award that do not require the approval of shareholders under Section 6.2(1) which may include but are not limited to:

(a)                                 a change to the vesting provisions or assignabilityof any Award granted under the Plan;

(b)                                 a change to the provisions governing the effect of termination of a Participant’s employment, contract or office;

(c)                                  a change to accelerate the date on which any Award may be exercised under the Plan;

(d)                                 an amendment of the Plan or an Award as necessary to comply with applicable law or the requirements of any exchange upon which the securities of the

Company are then listed or any other regulatory body having authority over the Company, the Plan, the Participants or the shareholders of the Company;

(e)                                  any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan or any agreement, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan or any agreement, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan; or

(f)                                   any amendment regarding the administration of the Plan.

(4)                                 Notwithstanding the foregoing or any other provision of the Plan, shareholder approval is required for the following amendments to the Plan:

(a)                                 any increase in the maximum number of Shares that may be issuable from treasury pursuant to awards granted under the Plan, other than an adjustment pursuant to Section 6.1;

(b)                                 any reduction in the exercise price of an Award benefitting an Insider, except in the case of an adjustment pursuant to Section 6.1;

(c)                                  any extension of the Expiration Date of an Award benefitting an Insider, except in case of an extension due to a Black-Out Period;

(d)                                 any amendment to remove or to exceed the insider participation limit set out in Section 2.5(1); and

(e)                                  any amendment to Section 6.2(3) or Section 6.2(4) of the Plan.

Section 6.3                                               Change of Control.

(1)                                 Notwithstanding anything else in the Plan or any Award Agreement, the Board has the right to provide (i) for the conversion or exchange of any outstanding Awards into or for awards, rights or other securities in any entity participating in or resulting from a Change of Control or (ii) to provide that, following a Change of Control, a Participant will be entitled to receive, on exercise or settlement of an award, the same consideration (including cash, securities or other property) that the Participant would have received if it held an equivalent number of Shares on completion of the Change of Control, provided, in each case, that the value of previously granted Awards and the rights of Participants are not materially adversely affected by any such changes.

(2)                                 The Board may, in its sole discretion, accelerate the vesting and/or the expiry date of any or all outstanding Awards, including conditionally, to provide that, notwithstanding the vesting provisions of such Awards or any Award Agreement, such designated outstanding Awards shall be vested upon (or prior to) the completion of the Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting of the Units shall be retracted and vesting shall instead revert to the manner provided in the Award Agreement.

(3)                                 If the Board has, pursuant to the provisions of Section 6.3(1) permitted the conditional exercise of Awards in connection with a potential Change of Control, then the Board will have the power, in its sole discretion, to terminate, immediately following actual completion of such Change of Control and on such terms as it sees fit, any Awards not exercised (including all vested and unvested Awards).

ARTICLE 7—MISCELLANEOUS

Section 7.1                                               Currency.

Unless otherwise specifically provided, all references to dollars in the Plan are references to Canadian dollars.

Section 7.2                                               Compliance and Award Restrictions.

(1)                                 The Company’s obligation to issue and deliver Shares under any Award is subject to: (i) the completion of such registration or other qualification of such Shares or obtaining approval of such regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (ii) the admission of such Shares to listing on any stock exchange on which such Shares may then be listed; and (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. The Company shall take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which such Shares are then listed.

(2)                                 The Participant agrees to fully cooperate with the Company in doing all such things, including executing and delivering all such agreements, undertakings or other documents or furnishing all such information as is reasonably necessary to facilitate compliance by the Company with such laws, rule and requirements, including all tax withholding and remittance obligations.

(3)                                 No Awards will be granted where such grant is restricted pursuant to the terms of any trading policies or other restrictions imposed by the Company.

(4)                                 The Company is not obliged by any provision of the Plan or the grant of any Award under the Plan to issue or sell Shares if, in the opinion of the Board, such action would constitute a violation by the Company or a Participant of any laws, rules and regulations or any condition of such approvals.

(5)                                 If Shares cannot be issued to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Company to issue such Shares will terminate and, if applicable, any funds paid to the Company in connection with the exercise of any Options will be returned to the applicable Participant as soon as practicable.

(6)                                 At the time a Participant ceased to hold Awards which are or may become exercisable, the Participant ceases to be a Participant.

(7)                                 Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant or any other Person, subject to any required regulatory, shareholder or other approval.

Section 7.3                                               Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Company and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 7.4                                               Tax Withholding.

(1)                                 Notwithstanding any other provision of the Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company’s transfer agent and registrar or any trustee appointed by the Company pursuant to Section 7.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules. Notwithstanding any other provision of the Plan, the Company shall not be required to issue any Shares or make payments under this Plan until arrangements satisfactory to the Company have been made for payment of all applicable withholdings obligations.

(2)                                 The sale of Shares by the Company, or by a Broker, under Section 7.4(1) or under any other provision of the Plan will be made on the TSX or any other stock exchange on which the Shares are listed or posted for trading. The Participant consents to such sale and grants to the Company an irrevocable power of attorney to effect the sale of such Shares on his behalf and acknowledges and agrees that (i) the number of Shares sold will be, at a minimum, sufficient to fund the withholding obligations net of all selling costs, which costs are the responsibility of the Participant and which the Participant hereby authorizes to be deducted from the proceeds of such sale; (ii) in effecting the sale of any such Shares, the Company or the Broker will exercise its sole judgment as to the timing and the manner of sale and will not be obligated to seek or obtain a minimum price; and (iii) neither the Company nor the Broker will be liable for any loss arising out of such sale of the Shares including any loss relating to the pricing, manner or timing of the sales or any delay in transferring any Shares to a Participant or otherwise.

(3)                                 The Participant further acknowledges that the sale price of the Shares will fluctuate with the market price of the Shares and no assurance can be given that any particular price will be received upon any sale. The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant or exercise of an Award and/or transactions in the Shares. Neither the Company, nor any of its directors, officers, employees, shareholders or agents will be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares under the Plan, with respect to any fluctuations in the market price of Shares or in any other manner related to the Plan.

(4)                                 Notwithstanding the first paragraph of this Section 7.4, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which regulation 100(3) of the regulations of the Tax Act apply.

Section 7.5                                               Reorganization of the Company.

The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 7.6                                               Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 7.7                                               Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the personal legal representatives of a Participant, or any receiver or trustee in bankruptcy or representative of the Company’s or Participant’s creditors.

Section 7.8                                               Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 7.9                                               No liability.

No member of the Board or of the NGC Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.

Section 7.10                                        Effective Date of the Plan.

The Plan was approved by the Board and shall take effect on •, 2019.

ADDENDUM FOR U.S. PARTICIPANTS

GFL ENVIRONMENTAL INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

The provisions of this Addendum apply to Awards held by a U.S. Participant. All capitalized terms used in this Addendum but not defined in Section 1 below have the meanings attributed to them in the Plan. The Section references set forth below match the Section references in the Plan. This Addendum shall have no other effect on any other terms and provisions of the Plan except as set forth below.

1.              Definitions

“cause” means gross misconduct, theft, fraud, breach of confidentiality or breach of the Company’s Code of Ethics and any reason determined by the Company to be cause for termination, provided however that the Participant has provided the Company (or applicable Subsidiary) with written notice of the acts or omissions constituting grounds for “cause” within 90 days of such act or omission and the Company (or applicable Subsidiary) shall have failed to rectify, as determined by the Board acting reasonably, any such acts or omissions within 30 days of the Company’s (or applicable Subsidiary’s) receipt of such notice.

“Separation from Service” means, with respect to a U.S. Participant, any event that may qualify as a separation from service under Treasury Regulation Section 1.409A-1(h). A U.S. Participant shall be deemed to have separated from service if he or she dies, retires, or otherwise has a termination of employment as defined under Treasury Regulation Section 1.409A-1(h).

“Service Recipient” means, with respect to a U.S. Participant holding a given award under the Plan, the Company or one of its Affiliates by which the original recipient of such award is, or following a Separation from Service was most recently, principally employed or to which such original recipient provides, or following a Separation from Service was most recently providing services, as applicable.

“Specified Employee” has the meaning set forth in Treasury Regulation Section 1.409A-1(i).

2.              Section 3.4 is deleted in its entirety and replaced with the following:

“Subject to Section 6.2, each Option must be exercised no later than ten (10) years after the date the Option is granted or such shorter period as set out in the Participant’s Option Agreement, at which time such Option will expire (the “Expiry Date”). Notwithstanding any other provision of the Plan, each Option that would expire during or within ten (10) Business Days immediately following a Black-Out Period shall expire on the date that is ten (10) Business Days immediately following the expiration of the Black-Out Period.”

3.              Section 4.4 is deleted in its entirety and replaced with the following:

“The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU and/or PSU have been met (the “Share Unit Vesting Determination Date”), and as a result, establishes the number of RSUs and/or PSUs that become vested, if any.

Notwithstanding the foregoing, if the U.S. Participant vests in his or her Share Units pursuant to the Plan, within 30 days following such U.S. Participant’s Separation from Service and subject to Section 7.4, the Company shall (i) issue from treasury the number of Shares that is equal to the number of vested Share Units held by the U.S. Participant as at the U.S. Participant’s Separation from Service (rounded down to the nearest whole number), as fully paid and non-assessable Shares, (ii) deliver to the U.S. Participant an amount in cash (net of the applicable tax withholdings) equal to the number of vested Share Units held by the U.S. Participant as at the U.S. Participant’s Separation from Service multiplied by the Market Value as at such date, or (iii) a combination of (i) and (ii). Upon settlement of such Share Units, the corresponding number of Share Units shall be cancelled and the U.S. Participant shall have no further rights, title or interest with respect thereto.”

4.              No Acceleration

With respect to any Award held by a U.S. Participant that is subject to Code Section 409A, the acceleration of the time or schedule of any payment except as provided under the Plan (including this addendum) is prohibited, except as provided in regulations and administrative guidance promulgated under Code Section 409A. Unless otherwise provided by the Board in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A; or (B) a “disability” or “incapacity”, no such acceleration shall be permitted unless the “disability” or “incapacity” also satisfies the definition of “Disability” pursuant to Code Section 409A.

5.              Code Section 409A

Each grant of Share Units to a U.S. Participant is intended to be exempt from Code Section 409A and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. However, to the extent any Award is subject to Section 409A, then

(a)         all payments to be made upon a U.S. Participant’s Termination Date shall only be made upon a Separation from Service.

(b)         if on the date of the U.S. Participant’s Separation from Service the Company’s shares (or shares of any other Company that is required to be aggregated with the Company in accordance with the requirements of Code Section 409A) is publicly traded on an established securities market or otherwise and the U.S. Participant is a Specified Employee, then the benefits payable to the Participant under the Plan that are payable due to the U.S. Participant’s Separation from Service shall be postponed until the date that is six months following the U.S. Participant’s Separation from Service, or, if earlier, the U.S. Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A.

(c)          each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

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If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Board may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to: (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest and penalties under Code Section 409A; and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Company or contravening Code Section 409A. However, the Company shall have no obligation to modify the Plan or any Share Unit and does not guarantee that Share Units will not be subject to taxes, interest and penalties under Code Section 409A. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Code Section 409A), and neither the Service Recipient, the Company or any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

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